UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2013

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to a shareholder proposal received by Vector Group Ltd. (the "Company") on December 5, 2012, on January 15, 2013, the Compensation Committee of the Board of Directors of the Company approved the Vector Group Ltd. Equity Retention and Hedging Policy (the “Policy”). Pursuant to the Policy, the Company's executive officers must maintain 25% (after taxes and exercise costs) of Company stock received under an incentive, equity or option award granted after January 1, 2013 until normal retirement age under the Company's Supplemental Retirement Plan. The Policy also prohibits executive officers from hedging the Company stock subject to the Policy.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Vector Group Ltd. Equity Retention and Hedging Policy

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Vice President, Treasurer and Chief Financial Officer
Date: January 15, 2013

Exhibit Index

Exhibit No.	Description
10.1	Vector Group Ltd. Equity Retention and Hedging Policy